AGREEMENT AND PLAN OF REORGANIZATION


 	This Agreement and Plan of Reorganization ("the Agreement"), dated as of the 8th day of March, 2001, by and between Var-Jazz Entertainment, Inc., a Nevada corporation ("Var-Jazz") and Cal-Bay Controls, Inc., a Nevada corporation ("Cal-Bay") and the shareholders of Cal-Bay
("Shareholders"), with reference to the following:

 A. Var-Jazz is a Nevada corporation organized on December 9, 1998. Var-Jazz has authorized capital stock of 25,000,000 shares, $.001 par value, of which 1,426,000 shares are issued and outstanding.

B. Cal-Bay, Inc. is a privately held corporation organized under the laws of the State of Nevada on February 22, 2001. Cal-Bay has authorized capital stock of 25,000,000 shares, $.001 par value, of which 1,000,000 shares are issued and outstanding.

C. The respective Boards of Directors of Var-Jazz and Cal-Bay have deemed it advisable and in the best interests of Var-Jazz and Cal-Bay that Cal-Bay be acquired by Var-Jazz, pursuant to the terms and conditions set forth in this Agreement.

D. Var-Jazz and Cal-Bay propose to enter into this Agreement which provides among other things that all of the outstanding shares of Cal-Bay be acquired by Var-Jazz, in exchange for 5,704,000 shares of Var-Jazz and such additional items as more fully described in the Agreement.

E. The parties desire the transaction to qualify as a tax-free reorganization under Section 368 (a)(1)(B) of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, the parties hereto agree as follows:

	              ARTICLE 1
	           THE ACQUISITION

1.01 At the Closing, a total of 1,000,000 common shares, which represents all of the outstanding shares of Cal-Bay shall be acquired by Var-Jazz in exchange for 5,704,000 restricted common shares of Var-Jazz (the "Shares"). The Shares of Var-Jazz to be issued in this transaction shall be issued as set forth in Exhibit A to this Agreement.

1.02 At the Closing, the Cal-Bay shareholders will deliver certificates for the outstanding shares of Cal-Bay, duly endorsed so as to make Var-Jazz the sole holder thereof, free and clear of all claims and encumbrances and Var-Jazz shall deliver a transmittal letter directed to the transfer agent of Var-Jazz directing the issuance of the Shares to the shareholders of Cal-Bay as set forth on Exhibit A of this Agreement.
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1.03  Following the reorganization there will be a total of 7,130,000 shares, $.001 par value, issued and outstanding in Var-Jazz.

1.04 Following the reorganization, Cal-Bay will be a wholly owned subsidiary of Var-Jazz.

	                      ARTICLE 2
	                     THE CLOSING

2.01 The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at 620 Judge Building, 8 East Broadway, Salt Lake City, UT 84111on or before March 8, 2001, (the "Closing Date") or at such other place or date and time as may be agreed to in writing by the parties hereto.

2.02 The following conditions are a part of this Agreement and must be completed on the Closing Date, or such other date specified by the parties:

(a) Robert J. Thompson and Charles A. Prebay will be appointed to, and shall be the sole members of, the Board of Directors of Var-Jazz. Joe
D. Thomas shall resign as a director of Var-Jazz

(b) Joe Thomas, who is currently the sole officer, will resign as an officer of Var-Jazz and Robert J. Thompson will be appointed as President, Secretary and Treasurer and Charles A. Prebay will be appointed as Vice President of Var-Jazz.

(c) Var-Jazz will obtain the necessary approval and amend its Articles of Incorporation to change the name of the Company to Cal-Bay International, Inc., or such similar name as is available in the State of Nevada, increase the authorized capital to 75,000,000 shares and opt out of the Nevada Control Securities Acquisition Act and Combinations with Interested Stockholders statute.

(d) Var-Jazz will obtain the necessary approval to forward split its issued and outstanding common stock on a three for one basis following the Closing of this Agreement.

(e) Var-Jazz shall assign all right, title and interest of inventory and the production and distribution of compact disks featuring Nevada lounge acts, valued at $3,538 to Arthur E. Vargas as compensation for past services to the Company.

	                   ARTICLE 3
	   REPRESENTATIONS AND WARRANTIES OF VAR-JAZZ

Var-Jazz hereby represents and warrants to Cal-Bay as follows:

3.01 Var-Jazz shall deliver to Cal-Bay, on or before Closing, each of the following:
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(a)  Financial Statements.  Audited financial statements of Var-Jazz including, but not limited to, balance sheets and profit and loss statements from the fiscal years end 1998, 1999 and 2000, prepared in accordance with generally accepted accounting principles and which fairly present the financial condition of Var-Jazz at the dates thereof. (Schedule A)

(b) Property. An accurate list and description of all property, real or personal, owned by Var-Jazz of a value equal to or greater than $1,000.00. (Schedule B.)

(c) Liens and Liabilities. A complete and accurate list of all material liens, encumbrances, easements, security interests or similar interests in or on any of the assets listed on Schedule A. (Schedule C.) A complete and accurate list of all debts, liabilities and obligations of Var-Jazz incurred or owing as of the date of this Agreement.
(Schedule C.1.)

(d) Leases and Contracts. A complete and accurate list describing all material terms of each lease (whether of real or personal property) and each contract, promissory note, mortgage, license, franchise, or other written agreement to which Var-Jazz is a party which involves or can reasonably be expected to involve aggregate future payments or receipts by Var-Jazz (whether by the terms of such lease, contract, promissory note, license, franchise or other written agreement or as a result of a guarantee of the payment of or indemnity against the failure to pay same) of $1,000.00 or more annually during the twelve-month period ended December 31, 2000, or any consecutive twelve-month period thereafter, except any of said instruments which terminate or are cancelable without penalty during such twelve-month period. (Schedule D.)

(e) Loan Agreements. Complete and accurate copies of all loan agreements and other documents with respect to obligations of Var-Jazz for the repayment of borrowed money. (Schedule E.)

(f) Consents Required. A complete list of all agreements wherein consent to the transaction herein contemplated is required to avoid a default thereunder; or where notice of such transaction is required at or subsequent to closing, or where consent to an acquisition, consolidation, or sale of all or substantially all of
the assets is required to avoid a default thereunder.   (Schedule F.)

(g) Articles and Bylaws. Complete and accurate copies of the Certificate and Articles of Incorporation and Bylaws of Var-Jazz together with all amendments thereto to the date hereof. (Schedule G.)

(h) Shareholders. A complete list of all persons or entities holding capital stock of Var-Jazz (as certified by Var-Jazz's transfer agent) or any rights to subscribe for, acquire, or receive shares of the capital stock of Var-Jazz (whether warrants, calls, options, or
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conversion rights), including copies of all stock option
plans whether qualified or nonqualified, and other similar agreements. (Schedule H.)

(i) Officers and Directors. A complete and current list of all Officers and Directors of Var-Jazz, each of whom shall resign effective as of the Closing Date. (Schedule I.)

(j) Salary Schedule. A complete and accurate list (in all material respects) of the names and the current salary rate for each present employee of Var-Jazz who received $1,000.00 or more in aggregate compensation from Var-Jazz whether in salary, bonus or otherwise, during the year 2000, or who is presently scheduled to receive from Var-Jazz a salary in excess of $1,000.00 during the year ending December 2001, including in each case the amount of compensation received or scheduled to be received, and a schedule of the hourly rates of all other employees listed according to departments. All such employees are "at will" employees of Var-Jazz. (Schedule J.)

(k) Litigation. A complete and accurate list (in all material respects) of all material civil, criminal, administrative, arbitration or other such proceedings or investigations (including without limitations unfair labor practice matters, labor organization activities, environmental matters and civil rights violations) pending or, to the knowledge of Var-Jazz threatened, which may materially and adversely affect Var-Jazz. (Schedule K.)

(l) Tax Returns. Accurate copies of all Federal and State tax returns for Var-Jazz for the last fiscal year. (Schedule L.)

(m) Agency Reports. Copies of all material reports or filings (and a list of the categories of reports or filings made on a regular basis) made by Var-Jazz under ERISA, EEOC, FDA and all other governmental agencies (federal, state or local) during the last fiscal year. (Schedule M.)

(n) Banks. A true and complete list (in all material respects), as of the date of this Agreement, showing (1) the name of each bank in which Var-Jazz has an account or safe deposit box, and
(2) the names and addresses of all signatories.  (Schedule N.)

(o) Jurisdictions Where Qualified. A list of all jurisdictions wherein Var-Jazz is qualified to do business and is in good standing. (Schedule O.)

 		(p)  Subsidiaries.   A complete list of all subsidiaries
of Var-Jazz. (Schedule P.) The term "Subsidiary" or "Subsidiaries" shall include corporations, unincorporated associations, partnerships, joint ventures, or similar entities in which VAR-JAZZ has an interest, direct or indirect.

(q) Union Matters. An accurate list and description (in all material respects) of all union contracts and collective bargaining agreements of Var-Jazz, if any. (Schedule Q.)
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(r)  Employee and Consultant Contracts.  A complete and accurate list of all employee and consultant contracts which Var-Jazz may have, other than those listed in the schedule on Union Matters. (Schedule R.)

 		(s) Employee Benefit Plans. Complete and accurate copies of all salary, stock options, bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance, disability, death benefit or other benefit plans, trust agreements or arrangements of Var-Jazz in effect on the date hereof or to become effective after the date thereof, together with copies of any determination letters issued by the Internal Revenue Service with respect thereto. (Schedule S.)

(t) Insurance Policies. A complete and accurate list (in all material respects) and a description of all material insurance policies naming Var-Jazz as an insured or beneficiary or as a loss payable payee or for which Var-Jazz has paid all or part of the premium in force on the date hereof, specifying any notice or other information possessed by Var-Jazz regarding possible claims thereunder, cancellation thereof or premium increases thereon, including any policies now in effect naming Var-Jazz as beneficiary covering the business activities of Var-Jazz. (Schedule T.)

(u) Customers. A complete and accurate list (in all material respects) of the customers of Var-Jazz, including presently effective contracts of Var-Jazz to be assigned to Var-Jazz, accounting for the principle revenues of Var-Jazz, indicating the dollar amounts of gross income of each such customer for the period ended December
31, 2000.  (Schedule U.)

(v)  Licenses and Permits.  A complete list of all licenses, permits
and other  authorizations of Var-Jazz.   (Schedule V.)

3.02  Organization, Standing and Power.   Var-Jazz is a corporation
duly organized, validly existing and in good standing under the laws of the State of Nevada with all requisite corporate power to own or lease its properties and carry on its businesses as are now being conducted.

3.03 Qualification. Var-Jazz is duly qualified and is licensed as a foreign corporation authorized to do business in each jurisdiction wherein it conducts its business operations. Such jurisdictions, which are the only jurisdictions in which Var-Jazz is duly qualified and licensed as a foreign corporation, are shown in Schedule O.

3.04 Capitalization of Var-Jazz. The authorized capital stock of Var-Jazz consists of 25,000,000 shares of Common Stock, $.001 par value, of which the only shares issued and outstanding are 1,426,000 issued to shareholders listed on Schedule H, which shares were duly authorized, validly issued and fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the "Act") and any relevant state securities laws or pursuant to valid exemptions therefrom.. There are no preemptive rights with
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respect to the Var-Jazz stock.  There is no
agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of Var-Jazz.

3.05 Authority. The execution and delivery of this Agreement and consummation of the transactions contemplated herein have been duly authorized by all necessary corporate actions, including but not limited to duly and validly authorized action and approval by the Board of Directors, on the part of Var-Jazz. This Agreement constitutes the valid and binding obligation of Var-Jazz enforceable against it in accordance with its terms, subject to the principles of equity applicable to the availability of the remedy of specific performance. This Agreement has been duly executed by Var-Jazz and the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall not result in any breach of any terms or provisions of Var-Jazz's Certificate and Articles of Incorporation or Bylaws or of any other agreement, court order or instrument to which Var-Jazz is a party or bound by.

3.06 Absence of Undisclosed Liabilities. Var-Jazz has no material iabilities of any nature, whether fixed, absolute, contingent or accrued, which were not reflected on the financial statements set forth in Schedule A or otherwise disclosed in this Agreement or any of the Schedules or Exhibits attached hereto. As of the Closing, Var-Jazz shall have no assets or liabilities other than those resulting from the acquisition of Cal-Bay.

3.07 Absence of Changes. Since December 31, 2000 there has not been any material adverse change in the condition (financial or otherwise), assets, liabilities, earnings or business of Var-Jazz, except for changes resulting from completion of those transactions described in Section 2.02(e) and Section 5.01

3.08 Tax Matters. All taxes and other assessments and levies which Var-Jazz is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper government authorities or are held by Var-Jazz in separate bank accounts for such payment or are represented by depository receipts, and all such withholdings and collections and all other payments due in connection therewith (including, without limitation, employment taxes, both the employee's and employer's share) have been paid over to the government or placed in a separate and segregated bank account for such purpose. There are no known deficiencies in income taxes for any periods and further, the representations and warranties as to absence of undisclosed liabilities contained in Section 3.06 includes any and all tax liabilities of whatsoever kind or nature (including, without limitation, all federal, state, local and foreign income, profit, franchise, sales, use and property taxes) due or to become due, incurred in respect of or measured by Var-Jazz income or business prior to the Closing Date.

3.09 Options, Warrants, etc. Except as otherwise described in Schedule H, there are no outstanding options, warrants, calls, commitments or agreements of any character to which Var-Jazz or its shareholders are a party or by which Var-Jazz or its shareholders are bound, or are a party, calling
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for the  issuance of  shares  of  capital stock
of Var-Jazz or any securities representing the right to purchase or otherwise receive any such capital stock of Var-Jazz.

3.10 Title to Assets. Except for liens set forth in Schedule C, Var-Jazz is the sole unconditional owner of, with good and marketable title to, all assets listed in the schedules as owned by it and all other property and assets are free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever.

3.11  Agreements in Force and Effect.  Except as set forth in Schedules
D and E, all material contracts, agreements, plans, promissory notes, mortgages, leases, policies, licenses, franchises or similar instruments to which Var-Jazz is a party are valid and in full force and effect on the date hereof, and Var-Jazz has not breached any material provision of, and is not in default in any material respect under the terms of, any such contract, agreement, plan, promissory note, mortgage, lease, policy, license, franchise or similar instrument which breach or default would have a material adverse effect upon the business, operations or financial condition of Var-Jazz.

3.12 Legal Proceedings, Etc. Except as set forth in Schedule K, there are no civil, criminal, administrative, arbitration or other such proceedings or investigations pending or, to the knowledge of either Var-Jazz or the shareholders thereof, threatened, in which, individually or in the aggregate, an adverse determination would materially and adversely affect the assets, properties, business or income of Var-Jazz. Var-Jazz has substantially complied with, and is not in default in any material respect under, any laws, ordinances, requirements, regulations or orders applicable to its businesses.

3.13 Governmental Regulation. To the knowledge of Var-Jazz and except as set forth in Schedule K, Var-Jazz is not in violation of or in default with respect to any applicable law or any applicable rule, regulation, order, writ or decree of any court or any governmental commission, board, bureau, agency or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality which violation or default could have a material adverse effect upon the business, operations or financial condition of Var-Jazz.

3.14  Brokers and Finders.   Var-Jazz shall be solely responsible for
payment to any broker or finder retained by Var-Jazz for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein. Var-Jazz has not agreed to pay any fees or commissions to any party.

3.15 Accuracy of Information. No representation or warranty by Var-Jazz contained in this Agreement and no statement contained in any certificate or other instrument delivered or to be delivered to Cal-Bay pursuant hereto or in connection with the transactions contemplated hereby(including without limitation all Schedules and exhibits hereto) contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.
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3.16  Subsidiaries.  Except as listed in Schedule P, Var-Jazz does not have any other subsidiaries or own capital stock representing ten percent (10%) or more of the issued and outstanding stock of any other corporation.

3.17 Consents. Except as listed in Schedule F, no consent or approval of, or registration, qualification or filing with, any governmental authority or other person is required to be obtained or accomplished by Var-Jazz or any shareholder thereof in connection with the consummation of the transactions contemplated hereby.

3.18 Improper Payments. Neither Var-Jazz, nor any person acting on behalf of Var-Jazz has made any payment or otherwise transmitted anything of value, directly or indirectly, to (a) any official or any government or agency or political subdivision thereof for the purpose of influencing any decision affecting the business of Var-Jazz (b) any customer, supplier or competitor of Var-Jazz or employee of such customer, supplier or competitor, for the purpose of obtaining, retaining or directing business for Var-Jazz or (c) any political party or any candidate for elective political office nor has any fund or other asset of Var-Jazz been maintained that was not fully and accurately recorded on the books of account of Var-Jazz.

3.19 Copies of Documents. Var-Jazz has made available for inspection and copying by Cal-Bay and its duly authorized representatives, and will continue to do so at all times, true and correct copies of all documents which it has filed with the Securities and Exchange Commission and all other governmental agencies which are material to the terms and conditions contained in this Agreement. Furthermore, all filings by Var-Jazz with the Securities and Exchange Commission, and all other governmental agencies, including but not limited to the Internal Revenue Service, have contained information which is true and correct, to the best knowledge of the Board of Directors of Var-Jazz, in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading or which could have any material adverse effect upon the financial condition or operations of Var-Jazz or adversely effect the objectives of this Agreement with respect to Cal-Bay including, but not limited to, the issuance and subsequent trading of the shares of common stock of Var-Jazz to be received hereby, subject to compliance by the shareholders of Cal-Bay with applicable law.

3.20 Valid Issuance of Securities. The Shares, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

3.21 Related Party Transactions. No employee, officer or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. No member of the immediate family of any officer or director of the Company is directly or indirectly interested in any material contract with the Company.
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                            ARTICLE 4
                 REPRESENTATIONS AND WARRANTIES OF
                   CAL-BAY CONTROLS, INC.

Cal-Bay  hereby represents and warrants to Var-Jazz as follows:

4.01 Cal-Bay shall deliver to Var-Jazz, on or before Closing, the following:

  (a) Financial Statements. Unaudited balance sheet of Cal-Bay as of a current date. (Schedule AA)

  (b) Property. An accurate list and description of all property, real or personal owned by Cal-Bay of a value equal to or greater than $1,000.00. (Schedule BB)

  (c) Liens and Liabilities. A complete and accurate list of all material liens, encumbrances, easements, security interests or similar interests in or on any of the assets listed on Schedule AA.
(Schedule CC.) A complete and accurate list of all debts, liabilities and obligations of Cal-Bay incurred or owing as of the date of this Agreement. (Schedule CC.1.)

  (d) Leases and Contracts. A complete and accurate list describing all material terms of material leases (whether of real or personal property) and each contract, promissory note, mortgage, license, franchise, or other written agreement to which Cal-Bay is a party which involves or can reasonably be expected to involve aggregate future payments or receipts by Cal-Bay (whether by the terms of such lease, contract, promissory note, license, franchise or other written agreement or as a result of a guarantee of the payment of or indemnity against the failure to pay same) of $1,000.00 or more annually during the twelve-month period ended
December 31, 2001 or any consecutive twelve-month period thereafter, except any of said instruments which terminate or are cancelable without penalty during such twelve-month period.
(Schedule DD.)

  (e) Loan Agreements. Complete and accurate copies of all loan agreements and other documents with respect to obligations of Cal-Bay for the repayment of borrowed money. (Schedule EE.)

  (f)  Consents  Required.   A  complete  list  of  all  agreements
wherein consent to the transaction herein contemplated is required to avoid a default thereunder; or where notice of such transaction is required at or subsequent to closing, or where consent to an acquisition, consolidation, or sale of all or substantially all of the assets is required to avoid a default thereunder. (Schedule FF.)
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  (g)  Articles and Bylaws.  Complete and accurate copies of the
Articles of Incorporation and Bylaws of Cal-Bay, together with all amendments thereto to the date hereof. (Schedule GG.)

  (h) Shareholders. A complete list of all persons or entities holding capital stock of Cal-Bay or any rights to subscribe for, acquire, or receive shares of the capital stock of Cal-Bay (whether warrants, calls, options, or conversion rights), including copies of all stock option plans whether qualified or nonqualified, and other similar agreements. (Schedule HH.)

  (i) Officers and Directors. A complete and current list of all officers and Directors of Cal-Bay. (Schedule II.)

  (j) Salary Schedule. A complete and accurate list (in all material respects) of the names and the current salary rate or each present employee of Cal-Bay who received $1,000 or more in aggregate compensation from Cal-Bay whether in salary, bonus or otherwise, during the year 2001, or who is presently scheduled to receive from Cal-Bay a salary in excess of $1,000.00 during the year ending December 31, 2001, including in each case the amount of compensation received or scheduled to be received, and a schedule of the hourly rates of all other employees listed according to departments. (Schedule JJ.)

  (k)  Litigation.  A complete and accurate list (in all material
respects)  of   all   material   civil, criminal, administrative,
arbitration  or  other  such   proceedings   or   investigations
(including  without  limitations  unfair   labor  practice  matters,
labor organization activities, environmental matters and civil rights violations) pending or, to the knowledge of Cal-Bay threatened, which may materially and adversely affect Cal-Bay. (Schedule KK.)

   (l) Tax Returns. Accurate copies of all Federal and State tax returns for Cal-Bay, if any. (Schedule LL.)

   (m) Agency Reports. Copies of all material reports or filings (and a list of the categories of reports or filings made on a regular basis) made by Cal-Bay under ERISA, EEOC, FDA and all other governmental agencies (federal, state or local). (Schedule MM.)

   (n) A true and complete list (in all material respects), as of the date of this Agreement, showing (1) the name of each bank in which Cal-Bay has an account or safe deposit box, and (2) the names and addresses of all signatories. (Schedule NN.)

   (o) Jurisdictions Where Qualified. A list of all jurisdictions wherein Cal-Bay is qualified to do business and is in good standing. (Schedule OO.)
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    (p)  Subsidiaries.  A complete list of all subsidiaries of Cal-Bay.
(Schedule PP.) The term "Subsidiary" or "Subsidiaries" shall include corporations, unincorporated associations, partnerships, joint ventures, or similar entities in which Cal-Bay has an interest, direct or indirect.

 (q) Union Matters. An accurate list and description (in all material respects of union contracts and collective bargaining agreements of Cal-Bay, if any. (Schedule QQ.)

 (r) Employee and Consultant Contracts. A complete and accurate list of all employee and consultant contracts which Cal-Bay may have, other than those listed in the schedule on Union Matters. (Schedule RR.)

 (s)  Employee Benefit Plans.  Complete  and  accurate copies of all
salary,  stock option,   bonus, incentive compensation, deferred
compensation, profit sharing, retirement, pension, group insurance, disability, death benefit or other benefit plans, trust agreements or arrangements of Cal-Bay in effect on the date hereof or to become effective after the date thereof, together with copies of any determination letters issued by the Internal Revenue Service with respect thereto. (Schedule SS.)

  (t) Insurance Policies. A complete and accurate list (in all material respects) and description of all material insurance policies naming Cal-Bay as an insured or beneficiary or as a loss payable payee or for which Cal-Bay has paid all or part of the premium in force on the date hereof, specifying any notice or other information possessed by Cal-Bay regarding possible claims thereunder, cancellation thereof or premium increases thereon, including any policies now in effect naming Cal-Bay as beneficiary covering the business activities of Cal-Bay. (Schedule TT.)

 (u) Customers. A complete and accurate list (in all material respects) of the customers of Cal-Bay, including all presently effective contracts of Cal-Bay to be assigned to Cal-Bay, accounting for the principle revenues of Cal-Bay, indicating the dollar amounts of gross revenues of each such customer for the period ended as of a recent date. (Schedule UU.)

 (v)  Licenses and Permits.  A complete  list  of  all  licenses,
permits  and other authorizations of Cal-Bay.    (Schedule VV.)

4.02 Organization, Standing and Power. Cal-Bay is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with all requisite corporate power to own or lease its properties and carry on its business as is now being conducted.

4.03 Qualification. Cal-Bay is duly qualified and licensed as a foreign corporation authorized to do business in each jurisdiction wherein it
conducts business operations.    Such jurisdictions, which are the only
jurisdictions in which Cal-Bay is duly qualified and licensed as a foreign corporation, is shown in Schedule OO.

4.04 Capitalization of Cal-Bay. The authorized capital stock of Cal-Bay consists of 25,000,000 shares of Common Stock, par value $.001 per share, of which the only shares issued and outstanding are 1,000,000 shares issued to the shareholders listed on Schedule HH, which shares were duly authorized, validly issued and fully paid and nonassessable. There are no preemptive rights with respect to the Cal-Bay stock.

4.05 Authority. The execution and delivery of this Agreement and consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action, including but not limited to duly and validly authorized action and approval by the Board of Directors, on the part of Cal-Bay. This Agreement constitutes the valid and binding obligation of Cal-Bay , enforceable against it in accordance with its terms, subject to the principles of equity applicable to the availability of the remedy of specific performance. This Agreement has been duly executed by Cal-Bay and the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall not result in any breach of any terms or provisions of Cal-Bay's Articles of Incorporation or Bylaws or of any other agreement, court order or instrument to which Cal-Bay is a party or bound.

4.06 Absence of Undisclosed Liabilities. Cal-Bay has no material liabilities of any nature, whether fixed, absolute, contingent or accrued, which were not reflected on the financial statements set forth in Schedule AA or otherwise disclosed in this Agreement or any of the Schedules or Exhibits attached hereto.

4.07 Absence of Changes. Since inception, there has not been any material adverse change in the condition (financial or otherwise), assets, liabilities, earnings or business of Cal-Bay , except for changes resulting from completion of those transactions described in Section 5.02.

4.08  Tax Matters.  All taxes and  other  assessments  and  levies which  Cal-Bay  is required by law to withhold or  to  collect  have been duly withheld and collected, and have been paid over to the proper government authorities or are held by Cal-Bay in separate bank accounts for such payment or are represented by  depository  receipts,
and all such withholdings and collections and all other payments   due
in  connection  therewith   (including,   without  limitation,
employment taxes, both the employee's and employer's share) have been paid over to the government or placed in a separate and segregated bank account for such purpose. There are no known deficiencies in income taxes for any periods and further, the representations and warranties as to absence of undisclosed liabilities contained in
Section 4.06 includes any and all tax liabilities of whatsoever kind or nature (including, without limitation, all federal, state, local and foreign income, profit, franchise, sales, use and property taxes) due or to become due, incurred in respect of or measured by Cal-Bay income or business prior to the Closing Date.

4.09 Options, Warrants, etc. Except as otherwise described in Schedule HH, there are no outstanding options, warrants, calls, commitments or agreements of any character to which Cal-Bay  or its shareholders are a party or by which Cal-Bay  or its shareholders  are bound, or are a
party, calling for the issuance of shares  of   capital stock of Cal-Bay
or any securities representing the right to purchase or otherwise receive any such capital stock of Cal-Bay .

4.10 Title to Assets. Except for liens set forth in Schedule CC, Cal-Bay is the sole and unconditional owner of, with good and marketable title to, all the assets and patents listed in the schedules as owned by them and all other property and assets are free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever.

4.11  Agreements in Force and Effect.  Except as set forth  in Schedules
DD and EE, all material contracts, agreements, plans, promissory notes, mortgages, leases, policies, licenses, franchises or similar instruments to which Cal-Bay is a party are valid and in full force and effect on the date hereof, and Cal-Bay has not breached any material provision of, and is not in default in any material respect under the terms of, any such contract, agreement, plan, promissory note,
mortgage,  lease,   policy, license, franchise or similar instrument
which breach or  default would   have  a  material  adverse  effect
upon  the   business,  operations or financial condition of Cal-Bay.

4.12 Legal Proceedings, Etc. Except as set forth in Schedule KK, there are no civil, criminal, administrative, arbitration or other such proceedings or investigations pending or, to the knowledge of Cal-Bay , threatened, in which, individually or in the aggregate, an adverse determination would materially and adversely affect the
assets,   properties,  business  or  income  of  Cal-Bay .  Cal-Bay
has substantially complied with, and is not in default in any material respect under, any laws, ordinances, requirements, regulations or orders applicable to its businesses.

4.13 Governmental Regulation. To the knowledge of Cal-Bay and except as set forth in Schedule KK, Cal-Bay is not in violation of or in default with respect to any applicable law or any applicable rule, regulation, order, writ or decree of any court or any governmental commission, board, bureau, agency or instrumentality, or delinquent
with  respect  to  any   report  required  to  be filed with any
governmental commission, board, bureau, agency or instrumentality which violation or default could have a material adverse effect
upon  the   business,  operations or financial condition of Cal-Bay.

4.14 Broker and Finders. Cal-Bay shall be solely responsible for payment to any broker or finder retained by Cal-Bay for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein.

4.15 Accuracy of Information. No representation or warranty by Cal-Bay contained in this Agreement and no statement contained in any certificate or other instrument delivered or to be delivered to Var-Jazz pursuant hereto or in connection with the transactions contemplated hereby (including without limitation all Schedules and Exhibits hereto) contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

4.16 Subsidiaries. Except as listed in Schedule PP, Cal-Bay does not have any other subsidiaries or own capital stock representing ten percent (10%) or more of the issued and outstanding stock of any other corporation.

4.17 Consents. Except as listed in Schedule FF, no consent or approval of, or registration, qualification or filing with, any other governmental authority or other person is required to be obtained or accomplished by Cal-Bay or any shareholder thereof, in connection with the consummation of the transactions contemplated hereby.

4.18 Improper Payments. No person acting on behalf of Cal-Bay has made any payment or otherwise transmitted anything of value, directly or indirectly, to (a) any official or any government or agency or political subdivision thereof for the purpose of influencing any decision affecting the business of Cal-Bay , or (b) any political party or any candidate for elective political office, nor has any fund or other asset of Cal-Bay been maintained that was not fully and accurately recorded on the books of account of Cal-Bay.

4.19 Copies of Documents. Cal-Bay has made available for inspection and copying by VAR-JAZZ and its duly authorized representatives, and will continue to do so at all times, true and correct copies of all documents which it has filed with any governmental agencies which are material to the terms and conditions contained in this Agreement. Furthermore, all filings by Cal-Bay with governmental agencies, including but not limited to the Internal Revenue Service, have contained information which is true and correct in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading or which could have any material adverse effect upon the financial condition or operations of Cal-Bay or adversely affect the objectives of this Agreement.

4.20 Investment Intent of Shareholders. Each shareholder of Cal-Bay represents and warrants to Var-Jazz that the shares of Var-Jazz being acquired pursuant to this Agreement are being acquired for his own account and for investment and not with a view to the public resale
or  distribution  of  such  shares  and   further  acknowledges   that
the  shares  being  issued  have  not been  registered  under  the
Securities  Act  and   are   "restricted securities" as that term is
defined in Rule 144 promulgated under the Securities Act and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.

                      ARTICLE 5
         CONDUCT AND TRANSACTIONS PRIOR TO THE
          EFFECTIVE TIME OF THE ACQUISITION

5.01  Conduct and Transactions of Var-Jazz.   During  the period
from the date hereof to the date of  Closing,  Var-Jazz shall:

(a) Conduct its operations in the ordinary course of business, including but not limited to, paying all obligations as they mature, complying with all applicable tax laws, filing all tax returns required to be filed and paying all taxes due;

 (b) Maintain its records and books of account in a manner that fairly and correctly reflects its income, expenses, assets and liabilities.

Var-Jazz shall not during such period, except in the ordinary course of business, without the prior written consent of Cal-Bay :

(a) Except as otherwise contemplated or required by this Agreement, sell, dispose of or encumber any of its properties or assets;

(b) Except as set forth in paragraph 5.01(c) above, declare or pay any dividends on shares of its capital stock or make any other distribution of assets to the holders thereof;

(c) Except as set forth in paragraph 5.01(d) above, issue, reissue or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue, reissue or sell, any shares of its capital stock or acquire or agree to acquire any shares of its capital stock;

(d) Except as otherwise contemplated and required by this Agreement, amend its Articles of Incorporation or merge or consolidate with or into any other corporation or sell all or substantially all of its assets or change in any manner the rights of its capital stock or other securities;

(e) Except as contemplated or required by this Agreement, pay or incur any obligation or liability, direct or contingent, of more than $1,000;

(f) Incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for obligations of any other party, or make loans or advances to any other party;

(g)    Make  any  material  change in its insurance coverage;

(h) Increase in any manner the compensation, direct or indirect, of any of its officers or executive employees; except in accordance with existing employment contracts;

(i) Enter into any agreement or make any commitment to any labor union or organization;

(j)  Make any capital expenditures.

5.02 Conduct and Transactions of Cal-Bay . During the period from the date hereof to the date of Closing, Cal-Bay shall:

(a) Obtain an investment letter from each shareholder of Cal-Bay in a form substantially like that attached hereto as Exhibit B.

(b) Conduct the operations of Cal-Bay in the ordinary course of business.

Cal-Bay shall not during such period, except in the ordinary course of business, without the prior written consent of Var-Jazz:

(a)   Except as otherwise contemplated or  required  by  this
Agreement, sell, dispose  of  or  encumber  any  of   the  properties
or assets of Cal-Bay;

(b) Declare or pay any dividends on shares of its capital stock or make any other distribution of assets to the holders thereof;

(c) Issue, reissue or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue, reissue or sell, any shares of its capital stock or acquire or agree to acquire any shares of its capital stock;

(d) Except as otherwise contemplated and required by this Agreement, amend its Articles of Incorporation or merge or consolidate with or into any other corporation or sell all or substantially all of its assets or change in any manner the rights of its capital stock or other securities;

(e) Except as otherwise contemplated and required by this Agreement, pay or incur any obligation or liability, direct or contingent, of more than $1,000;

(f) Incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for obligations of any other party, or make loans or advances to any other party;

(g)    Make  any  material change in its insurance coverage;

(h) Increase in any manner the compensation, direct or indirect, of any of its officers or executive employees; except in accordance with existing employment contracts;

(i) Enter into any agreement or make any commitment to any labor union or organization;

(j)  Make any material capital expenditures in excess of $1,000.00.

 (k) Allow any of the foregoing actions to be taken by any subsidiary of Cal-Bay .

                             ARTICLE 6
                       RIGHTS OF INSPECTION

6.01 During the period from the date of this Agreement to the date of Closing of the acquisition, Var-Jazz and Cal-Bay agree to use their best efforts to give the other party, including its representatives and agents, full access to the premises, books and records of each of the entities, and to furnish the other with such financial and operating data and other information including, but not limited to, copies of all legal documents and instruments referred to on any schedule or exhibit hereto, with respect to the business and properties of Var-Jazz or Cal-Bay, as the case may be, as the other shall from time to time request; provided, however, if there are any such investigations: (1) they shall be conducted in such manner as not to unreasonably interfere with the operation of the business of the other parties and (2) such right of inspection shall not affect in any way whatsoever any of the representations or warranties given by the respective parties hereunder. In the event of termination of this Agreement, Var-Jazz and Cal-Bay will each return to the other all documents, work papers and other materials obtained from the other party in connection with the transactions contemplated hereby, and will take such other steps necessary to protect the confidentiality of such material.

                        ARTICLE 7
                  CONDITIONS TO CLOSING

7.01 Conditions to Obligations of Cal-Bay. The obligation of Cal-Bay to perform this Agreement is subject to the satisfaction of the following conditions on or before the Closing unless waived in writing by Cal-Bay .

(a) Representations and Warranties. There shall be no information disclosed in the schedules delivered by Var-Jazz which in the opinion of Cal-Bay would materially adversely affect the proposed transaction and intent of the parties as set forth in this Agreement. The representations and warranties of Var-Jazz set forth in Article 3 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except as otherwise permitted by this Agreement.

(b) Performance of Obligations. Var-Jazz shall have in all material respects performed all agreements required to be performed by it under this Agreement and shall have performed in all material respects any actions contemplated by this Agreement prior to or on the Closing and Var-Jazz shall have complied in all material respects with the course of conduct required by this Agreement.

 	(c) Corporate Action. Var-Jazz shall have furnished minutes, certified copies of corporate resolutions and/or other documentary evidence satisfactory to counsel for Cal-Bay that Var-Jazz has submitted with this Agreement and any other documents required hereby to such parties for approval as provided by applicable law.

(d) Consents. Execution of this Agreement by the shareholders of Cal-Bay and any consents necessary for or approval of any party listed on any Schedule delivered by Var-Jazz whose consent or approval is required pursuant thereto shall have been obtained.

(e) Financial Statements. Cal-Bay shall have been furnished with audited financial statements of Var-Jazz including, but not limited to, balance sheets and profit and loss statements from fiscal year end 1998, 1999 and 2000. Such financial statements shall have been prepared in conformity with generally accepted accounting principles on a basis consistent with those of prior periods and fairly present the financial position of Var-Jazz as of December 31, 2000.

(f) Statutory Requirements. All statutory requirements for the valid consummation by Var-Jazz of the transactions contemplated by this Agreement shall have been fulfilled.

(g)  Governmental  Approval.   All  authorizations, consents, approvals,
permits and orders of all federal and state governmental agencies required to be obtained by Var-Jazz for consummation of the transactions contemplated by this Agreement shall have been obtained.

(h) Changes in Financial Condition of Var-Jazz. There shall not have occurred any material adverse change in the financial condition or in the operations of the business of Var-Jazz, except expenditures in furtherance of this Agreement.

(i) Absence of Pending Litigation. Var-Jazz is not engaged in or threatened with any suit, action, or legal, administrative or other proceedings or governmental investigations pertaining to this Agreement or the consummation of the transactions contemplated hereunder.

(j)  Authorization for Issuance of Stock.   Cal-Bay  shall have received
in form and substance satisfactory to counsel for Cal-Bay a letter instructing and authorizing the Registrar and Transfer Agent for the shares of common stock of Var-Jazz to issue stock certificates representing ownership of Var-Jazz common stock to Cal-Bay shareholders in accordance with the terms of this Agreement and a letter from said Registrar and Transfer Agent acknowledging receipt of the letter of instruction and stating to the effect that the Registrar and Transfer Agent holds adequate supplies of stock certificates necessary to comply with the letter of instruction and the terms and conditions of this Agreement.

7.02 Conditions to Obligations of Var-Jazz. The obligation of Var-Jazz to perform this Agreement is subject to the satisfaction of the following conditions on or before the Closing unless waived in writing by Var-Jazz.

   	(a) Representations and Warranties. There shall be no information disclosed in the schedules delivered by Cal-Bay, which in the opinion of Var-Jazz, would materially adversely affect the proposed transaction and intent of the parties as set forth in this Agreement. The representations and warranties of Cal-Bay set forth in Article 4 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except as otherwise permitted by this Agreement.

(b) Performance of Obligations. Cal-Bay shall have in all material respects performed all agreements required to be performed by it under this Agreement and shall have performed in all material respects any actions contemplated by this Agreement prior to or on the Closing and Cal-Bay shall have complied in all respects with the course of conduct required by this Agreement.

 	(c)   Corporate Action.  Cal-Bay  shall have furnished minutes,
certified  copies  of corporate   resolutions   and/or other
documentary evidence satisfactory to Counsel for Var-Jazz that Cal-Bay has submitted with this Agreement and any other documents required hereby to such parties for approval as provided by applicable law.

(d) Consents. Any consents necessary for or approval of any party listed on any Schedule delivered by Cal-Bay, whose consent or approval is required pursuant thereto, shall have been obtained.

(e) Financial Statements. Var-Jazz shall have been furnished with an unaudited balance sheet of Cal-Bay as of a recent date.

(f) Statutory Requirements. All statutory requirements for the valid consummation by Cal-Bay of the transactions contemplated by this Agreement shall have been fulfilled.

(g)    Governmental  Approval.    All authorizations, consents,
approvals, permits and orders of all federal and  state  governmental
agencies  required  to  be  obtained  by  Cal-Bay   for consummation
of the transactions contemplated by this Agreement shall have been obtained.

(h) Employment Agreements. Existing Cal-Bay employment agreements will have been delivered to counsel for Var-Jazz.

(i) Changes in Financial Condition of Cal-Bay . There shall not have occurred any material adverse change in the financial condition or in the operations of the business of Cal-Bay, except expenditures in furtherance of this Agreement.

(j) Absence of Pending Litigation. Cal-Bay is not engaged in or threatened with any suit, action, or legal, administrative or other proceedings or governmental investigations pertaining to this Agreement or the consummation of the transactions contemplated hereunder.

(k)    Shareholder Approval.   The Cal-Bay shareholders shall have
approved the Agreement and Plan of Reorganization.

                            ARTICLE 8
                  MATTERS SUBSEQUENT TO CLOSING

8.01 Covenant of Further Assurance. The parties covenant and agree that they shall, from time to time, execute and deliver or cause to
be  executed  and  delivered  all  such   further instruments  of
conveyance, transfer, assignments, receipts and other instruments, and shall take or cause to be taken such further or other actions as the other party or parties to this Agreement may reasonably deem necessary in order to carry out the purposes and intent of this Agreement.

                              ARTICLE 9
                NATURE AND SURVIVAL OF REPRESENTATIONS

9.01 All statements contained in any written certificate, schedule, exhibit or other written instrument delivered by Var-Jazz or Cal-Bay pursuant hereto, or otherwise adopted by Var-Jazz, by its written approval, or by Cal-Bay by its written approval, or in connection with the transactions contemplated hereby, shall be
deemed  representations  and  warranties   by Var-Jazz  or  Cal-Bay
as the case may be. All representations, warranties and agreements made by either party shall survive for the period of the applicable statute of limitations and until the discovery of any claim, loss, liability or other matter based on fraud, if longer.

                             ARTICLE 10
  TERMINATION OF AGREEMENT AND ABANDONMENT OF REORGANIZATION

10.01 Termination. Anything herein to the contrary notwithstanding, this Agreement and any agreement executed as required hereunder and the acquisition contemplated hereby may be terminated at any time before the Closing as follows:

(a) By mutual written consent of the Boards of Directors of Var-Jazz and Cal-Bay .

(b) By the Board of Directors of Var-Jazz if any of the conditions set forth in Section 7.02 shall not have been satisfied by the Closing Date.

(c) By the Board of Directors of Cal-Bay if any of the conditions set forth in Section 7.01 shall not have been satisfied by the Closing Date.

10.02  Termination of Obligations and Waiver of  Conditions; Payment
of Expenses. In the event this Agreement and the acquisition are terminated and abandoned pursuant to this Article 10 hereof, this Agreement shall become void and of no force and effect and there shall
be no liability on the part of any of  the parties   hereto,  or  their
respective   directors,   officers, shareholders  or controlling persons
to each other.   Each  party hereto   will  pay  all  costs  and  expenses
incident  to   its negotiation  and  preparation of this Agreement and
any  of  the  documents   evidencing  the  transactions  contemplated
hereby, including fees, expenses and disbursements of counsel.

                           ARTICLE 11
              EXCHANGE OF SHARES; FRACTIONAL SHARES

11.01 Exchange of Shares. At the Closing, Var-Jazz shall issue a letter to the transfer agent of Var-Jazz with a copy of the resolution of the Board of Directors of Var-Jazz authorizing and directing the issuance of Var-Jazz shares as set forth on Exhibit A to this Agreement.

11.02 Restrictions on Shares Issued to Cal-Bay . Due to the fact that Cal-Bay will receive shares of Var-Jazz common stock in connection with the acquisition which have not been registered under the 1933 Act by virtue of the exemption provided in Section 4(2) of such Act, those shares of Var-Jazz will contain the following legend:

The  shares represented by  this  certificate  have not
been registered under the Securities Act  of 1933.  The shares have been  acquired  for investment and may not be sold or offered for sale in the absence of an effective Registration Statement for the shares under the Securities Act of 1933 or an opinion
of counsel   to   the  Corporation   that   such registration is
not required.

                         ARTICLE 12
                       MISCELLANEOUS

12.01 Construction. This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada excluding the conflicts of laws.

12.02 Notices. All notices necessary or appropriate under this Agreement shall be effective when personally delivered or deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, and addressed to the parties last known address which addresses are currently as follows:

If to "Var-Jazz					If to "Cal-Bay "

Mr. Joe Thomas				Mr. Robert J. Thompson
Var-Jazz Entertainment, Inc.		Cal-Bay Controls, Inc.
2440 Rice Flower Circle			1582 Parkway Loop,  suite G
Las Vegas,  NV  89134			Tustin,  CA  92780

With copies to: 				With copies to:
Cletha A. Walstrand, Esq.		Mark R. Ziebell, Esq.
Lehman Walstrand & Associates, LLC	Jeffers, Shaff & Falk, LLP
620 Judge Building			18881 Von Karman Avenue, Suite 1400
8 East Broadway				Irvine, California
Salt Lake City,  UT  84111

12.03 Amendment and Waiver. The parties hereby may, by mutual agreement in writing signed by each party, amend this Agreement
in  any  respect.   Any  term  or  provision  of  this Agreement may
be waived in writing signed by an authorized officer at any time by the party which is entitled to the benefits thereof, such waiver right shall include, but not be limited to, the right of either party to:

(a) Extend the time for the performance of any of the obligations of the other;

(b) Waive any inaccuracies in representations by the other contained in this Agreement or in any document delivered pursuant hereto;

(c) Waive compliance by the other with any of the covenants contained in this Agreement, and performance of any obligations by the other; and

(d) Waive the fulfillment of any condition that is precedent to the performance by the party so waiving of any of its obligations under this Agreement.

  Any writing on the part of a party relating to such amendment, extension or waiver as provided in this Section 12.03 shall be valid if authorized or ratified by the Board of Directors of such party.

12.04 Remedies not Exclusive. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by Var-Jazz or Cal-Bay shall not constitute a waiver of the right to pursue other available remedies.

12.05 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.06 Benefit. This Agreement shall be binding upon, and inure to the benefit of, the respective successors and assigns of Var-Jazz and Cal-Bay and its shareholders.

12.07  Entire Agreement.  This Agreement and the Schedules and Exhibits
attached hereto, represent the entire agreement  of  the   undersigned
regarding  the  subject  matter  hereof,   and supersedes all prior
written or oral understandings or agreements  between the parties.

12.08 Cal-Bay shall bear all expenses incurred in connection with the negotiation, execution, closing, and performance of this Agreement, including counsel fees and accountant fees. Such expenses are estimated to be $8,000.

12.09 Captions and Section Headings. Captions and section headings used herein are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

Executed as of the date first written above.

Var-Jazz Entertainment, Inc.				Cal-Bay Controls, Inc.

By: /s/Joe Thomas        			By: /s/ Robert J. Thompson
Joe Thomas, President				Robert J. Thompson, President

The undersigned hereby approves the Agreement and Plan of Reorganization with Var-Jazz Entertainment, Inc. The undersigned hereby represents and warrants that the undersigned has read the Agreement and Plan of Reorganization with Var-Jazz Entertainment, Inc. and understands its terms and conditions.

Shareholders of Cal-Bay Controls, Inc.


/s/Robert J. Thompson		Date: March 8, 2001
Robert J. Thompson



/s/ Dante Panella             Date: March 8, 2001
Dante Panella



/s/Marc A. Grossman 		Date: March 8, 2001
Marc A. Grossman

	EXHIBIT A



  Name of						       Number of
Shareholder						        Shares

Robert J. Thompson					5,404,540

Dante Panella						  242,420

Marc A. Grossman						   57,040

                             EXHIBIT B

                INVESTMENT REPRESENTATION STATEMENT

PURCHASER:

ISSUER:		Var-Jazz Entertainment, Inc.

SECURITY:		Common Stock, par value $.001

QUANTITY:		___________________ Shares

In connection with the purchase of the above-listed Securities of the Company, I, the purchaser represent to the Company the following:

(1)	Investment.  I am aware of the Company's business affairs and financial condition. I am purchasing the Securities for investment for my own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities
Act of 1933 (as Amended). These securities have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends on, among other things, the bona fide nature of the investment intent as expressed herein. In this connection I understand that, in view of the Securities and Exchange Commission ("SEC"), the statutory basis for such exemption may be unavailable if my representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities or for the period of one year or any other fixed period in the future.

(2)	Restrictions on Transfer Under Securities Act.  I further
acknowledge and understand that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or unless an exemption from such registration is available. Moreover, I understand that the Company is under no obligation to register the Securities. In addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or unless the Company receives an opinion of counsel reasonably satisfactory to the Company that such registration is not required.

(3)	Sales Under Rule 144.  I am aware of the adoption of Rule 144 by the SEC promulgated under the Securities Act, which in substance permits limited public resale of securities acquired in a non- public offering subject to the satisfaction of certain conditions, including:
(i) the availability of certain current public information about the Company, (ii) the resale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a " market maker," and (iv) the amount of securities sold during any three-month period not exceeding specified limitations (generally 1% of the total shares outstanding).

(4)	Limitations on Rule 144.  I further acknowledge and understand that the Company is not now, and at any time I wish to sell the Securities may not be, satisfying the public information requirement of Rule 144, and, in such case, I would be precluded from selling the Securities under Rule 144 even if the minimum holding period had been satisfied.

(5)	Sales Not Under Rule 144.  I further acknowledge that, if all the requirements of Rule 144 are not met, then Regulation A, or some other registration exemption will be required; and that, although Rule 144 is not exclusive, the staff of the Commission has expressed its opinion
(i) that persons proposing to sell private placement securities other than in a registered offering or exemption from registration is available for such offers or sales, and (ii) that such persons and the brokers who participate in the transactions do so their own risk.

(6)	Stop Transfer Instructions.  I further understand that stop
transfer instructions will be in effect with respect to the transfer of the Securities consistent with the above.

(7)	Additional Representations and Warranties.  In addition, I
represent and warrant:

(i)	That I have had the opportunity to ask questions of,  and receive answers from, the Company ( or any person acting on its behalf) concerning the Company and my proposed investment in the Securities;

(ii)	That I have concluded that I have sufficient information upon which to base my decision to acquire the Securities;

(iii)	That I have made my own determination of the value of the
Securities and have not relied upon any statements, representations or warranties of the Company regarding the value of the Securities or the business prospects of the Company;

(iv)	That I understand that in acquiring the Securities, I am making a highly speculative investment with the knowledge that the Company is in the initial stages of development;

(v)	That I am capable of bearing the economic risk and burdens of the investment, the possibility of complete loss of all of the investment, and the possible inability to readily liquidate the investment due to the lack of public market; and

(vi)	That I understand that, in selling and transferring the Securities, the Company had relied upon an exemption from the registration requirements of the Securities Act and that, in an attempt to effect compliance with all the conditions of such exemption, the Company is relying in good faith upon all of my foregoing representations and warranties.

SIGNATURE OF PURCHASER

Date:_______________

					_______________________________
Address:
                               E-35
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